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                                                                    EXHIBIT 10.6

                        TERMINATION AND RELEASE AGREEMENT


                  TERMINATION AND RELEASE AGREEMENT ("Termination Agreement"), dated as of September _, 1999, among FiberMark Office Products, LLC, a Vermont limited liability company ("FiberMark Office"); FiberMark, Inc., a Delaware corporation formerly known as "Specialty Paperboard, Inc." ("FiberMark", and references herein to "Specialty Fiberboard", used for convenience in referring to certain documents entered into by FiberMark under that name, shall be references to FiberMark); FiberMark Durable Specialties, Inc. a Delaware Corporation formerly known as" Arcon Holdings, Inc." ("FiberMark Durable"); FiberMark Filter and Technical Products, Inc., a Delaware corporation formerly known as "CPG Investors, Inc." ("FiberMark Filter"); and The CIT Group/Equipment Financing, Inc., a New York corporation ("CITEF").

                             PRELIMINARY STATEMENTS.

1. Reference is made to each of the following

                  (i) the Assignment and Assumption Agreement - NY, dated as of December 31, 1997, by and between FiberMark and FiberMark Office (as amended, modified or otherwise supplemented to date, the "Assignment and Assumption - NY"), pursuant to which FiberMark assigned to FiberMark Office, and FiberMark Office assumed the obligations of FiberMark under, the Lease Agreement, the Lessee Security Agreement and the Support Agreement (each as defined below).

                  (ii) the Assignment and Assumption Agreement - VT, dated as of December 31, 1997, by and between FiberMark and FiberMark Office (as amended, modified or otherwise supplemented to date, the "Assignment and Assumption - VT"), pursuant to which FiberMark assigned to FiberMark Office, and FiberMark Office assumed the obligations of FiberMark under, the Premises Lease and the Premises Sublease (each as defined below).


                  (iii) the Lease Agreement, dated as of April 29, 1994, by and between Specialty Paperboard as lessee and CITEF as lessor, as amended and supplemented by that certain Lease Supplement No. 1., dated as of April 29, 1994, and as further amended and supplemented by that certain First Amendment to Lease Agreement dated as of September 29, 1995, as further amended and supplemented by that certain Second Amendment to Lease Agreement dated as of December 29, 1995 (as so amended and supplemented, as further amended, modified or otherwise supplemented to date, and as assigned to, and assumed by, FiberMark Office pursuant to the Assignment and Assumption - NY, the "Lease Agreement"), pursuant to which CITEF acquired all of Specialty Paperboard's right, title and interest in the Equipment (as defined in the Lease Agreement) and is leasing the Equipment to FiberMark Office (the "Lease");

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                  (iv) the Guaranty, dated as of December 31, 1996, initially among CITEF, Specialty Paperboard/Endura, Inc., CPG Investors Inc., CPG Holdings, Inc., CPG-Warren Glen Inc., Custom Papers Group, Inc., Arcon Holdings Corp. and Arcon Coating Mills, Inc (as amended, modified or otherwise supplemented to date, the "Guaranty"), pursuant to which each of the foregoing entities (individually an "Original Guarantor" and collectively the "Original Guarantors") guaranteed to CITEF the payment and performance of the obligations of the Lessee (as defined in the Lease Agreement) under the Lease Agreement;

                  (v) the Amended and Restated Security Agreement, dated as of December 31, 1996, between Specialty Paperboard and CITEF (as amended, modified or supplemented to date, and as assigned to, and assumed by, FiberMark Office pursuant to the Assignment and Assumption - NY, the "Lessee Security Agreement"), pursuant to which Specialty Paperboard granted to CITEF a security interest in all of Specialty Paperboard's interest in the Collateral (as defined in the Lessee Security Agreement) as security for its obligations to CITEF in respect of the Lease;

                  (vi) the Amended and Restated Security Agreement, dated as of December 31, 1996, among CITEF and the Original Guarantors (as amended, modified or supplemented to date, the "Guarantor Security Agreement"), pursuant to which the Original Guarantors granted to CITEF a security interest in all of their respective interests in the Collateral (as defined in the Guarantor Security Agreement) as security for their respective obligations to CITEF in respect of the Guaranty;

                  (vii) the Support Agreement, dated as of June 30, 1994, between Specialty Paperboard and CITEF, as amended by that certain First Amendment to Support Agreement, dated as of September 29, 1995 (as so amended, as further amended, modified or otherwise supplemented to date, and as assigned to, and assumed by, FiberMark Office pursuant to the Assignment and Assumption - NY, the "Support Agreement"), pursuant to which FiberMark Office confirmed its willingness to make available to CITEF certain facilities and services necessary for the operation of the Equipment;

                  (viii) the Premises Lease, dated as of June 30, 1994, as amended by that certain First Amendment to Premises Lease, dated as of September 29, 1995 (as so amended, as further amended, modified or otherwise supplemented to date, and as assigned to, and assumed by, FiberMark Office pursuant to the Assignment and Assumption - VT, the "Premises Lease"), pursuant to which FiberMark Office is leasing the Premises to CITEF; and

                  (ix) the Premises Sublease, dated as of June 30, 1994, between CITEF, as Sublessor, and Specialty Paperboard, as Sublessee (as amended, modified or otherwise supplemented to date, and as assigned to, and assumed by, FiberMark Office pursuant to the Assignment and Assumption Agreement - VT, the "Premises Sublease"), pursuant to which FiberMark Office is subleasing the Premises from CITEF.

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2. Since the date on which the Guaranty and the Guarantor Security Agreement were entered into, FiberMark Durable and FiberMark Filter between them have, by merger, become the successors to each of the other Original Guarantors.

3. Pursuant to that certain Third Amended and Restated Financing Agreement among FiberMark, as Guarantor, FiberMark Durable, FiberMark Filter and FiberMark Office, as Borrowers, CITEF and The CIT Group/Business Credit, Inc., a New York Corporation (CITBC, and together with CITEF, the "Lenders"), as Lenders, and CITBC as Agent for the Lenders (in that capacity, "Agent"), the Lenders have agreed to make advances to the Borrowers for the purpose, among other things, of refinancing the Lease Agreement; and, in connection therewith, the parties hereto desire to terminate the Lease and the related obligations of each of FiberMark, FiberMark Durable, FiberMark Filter and FiberMark Office (individually a "FiberMark Lease Party" and collectively the "FiberMark Lease Parties") with respect thereto,

                  NOW, THEREFORE, the parties hereto agree as follows:

                  SECTION 1. TERMINATION OF LEASE. CITEF hereby acknowledges the payment in full of all amounts now known to be due and owing to CITEF under the Lease Agreement, the Guaranty, the Lessee Security Agreement, the Guarantor Security Agreement, the Support Agreement, the Premises Lease and the Premises Sublease (collectively, the "Lease Documents"), as set forth in a separate letter delivered by CITEF to the FiberMark Lease Parties; and each of CITEF and the FiberMark Lease Parties hereby agrees to the termination of the Lease and waives any notice required to be delivered to CITEF or such FiberMark Lease Party, as the case may be, under any of the Lease Documents in connection with the transactions contemplated by this Section 1.

                  SECTION 2. RELEASE OF LIENS AND OBLIGATIONS; SURVIVAL OF CERTAIN OBLIGATIONS.

                           (a)(i) The Lease Documents are hereby terminated;
(ii) all security interests, liens and other encumbrances granted to or created in favor of CITEF as security for the obligations of any FiberMark Lease Party under any of the Lease Documents are hereby forever released and discharged; and
(iii) CITEF hereby releases, assigns, transfers and delivers to the FiberMark Lease Party granting any such security interest, lien or other encumbrance, without representation, recourse or warranty, all of the Collateral held by CITEF under (and as defined in) any of the Lease Documents; PROVIDED that, notwithstanding anything to the contrary contained in the preceding Section 1 or the foregoing clauses (i), (ii) and (iii), all indemnity and expense payment or reimbursement obligations of any FiberMark Lease Party contained in any Lease Document, as well as any provision contained in any Lease Document that any Lease Document expressly provides is to survive the termination of the Lease, shall survive the termination of the Lease and the Lease Documents, the termination and release of the security interests, liens and other encumbrances created thereunder, and the other transactions contemplated hereby.

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                           (b) Pursuant to a separate Bill of Sale executed and
delivered by CITEF concurrently herewith (the "Bill of Sale"), and for the consideration recited therein, CITEF is conveying to FiberMark Office, without representation or warranty other than as expressly set forth therein, all of CITEF's right, title and interest in and to the Equipment.

                           (b) From time to time, upon the request of any
FiberMark Lease Party, CITEF shall, without further consideration other than reimbursement for any reasonable and necessary costs and expenses, execute, deliver and acknowledge all such further documents, agreements, certificates and instruments, and do such further acts (all of the foregoing, collectively, "Further Acts") as such FiberMark Lease Party may reasonably require to evidence more effectively or to effectuate the transactions contemplated hereby, including, but not limited to, the release and termination of all security interests, liens and other encumbrances securing the obligations of the FiberMark Lease Parties under the Lease Documents, unless the requested Further Act (i) would expose CITEF or any of its officers, directors or affiliates to personal liability or (ii) would be contrary to applicable law.

                  SECTION 3. MISCELLANEOUS. This Termination Agreement may not be amended, modified or waived except in a writing signed by the party against whom enforcement of such amendment, modification or waiver is sought. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAW. This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

                  SECTION 4. EFFECTIVENESS This Termination Agreement shall become effective when all the parties hereto shall have executed and delivered a counterpart hereof (including by the way of facsimile transmission).


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                  IN WITNESS WHEREOF , the undersigned have entered into this
Termination Agreement as of the day and year first written above.


                                   FIBERMARK, INC.


                                   By:  _______________________________
                                          Name:
                                          Title:


                                  FIBERMARK OFFICE PRODUCTS, LLC


                                   By: FIBERMARK, INC., its sole member


                                       By: ____________________________
                                                Name:
                                                Title:

                                   FIBERMARK FILTER AND TECHNICAL PRODUCTS, INC.


                                   By:  _______________________________
                                          Name:
                                          Title:


                                   FIBERMARK DURABLE SPECIALTIES, INC.


                                   By: ______________________________
                                         Name:
                                         Title:


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                                   THE CIT GROUP/EQUIPMENT FINANCING, INC.


                                   By:  ______________________________
                                          Name:
                                          Title: